EXHIBIT 32.1


                             CERTIFICATIONS PURSUANT TO

                    SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


       In connection with the Form 10-12(g) of GreenStart,Inc., a Nevada corporation (the "Company"), on Form 10-Q/A for the fiscal quarter ended June 30, 2008, as filed with the Securities and ExchangeCommission on the date hereof (the "Report"), Jason F. Griffith, Chief Executive Officer and Chief Financial Officer of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

   1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   2.    The information  contained  in  the Report fairly presents, in all
         material  respects,  the  financial   condition   and   result  of
         operations of the Company.




By:   /s/ Jason F. Griffith            Dated:August 11, 2008
      ---------------------
      Jason F. Griffith


Title:Chief Executive Officer and Chief Financial Officer of GreenStart, Inc.


This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.